                           FORM OF PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           UNITED PARCEL SERVICE, INC.

                                    UPS Notes

--------------------------------------------------------------------------------

Pricing Supplement No. 27                                 Trade Date: 04/18/01
(To Prospectus dated March 22, 2000 and Prospectus        Issue Date: 04/26/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is April 24, 2001



         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UBC7             $11,593,000.00              6.25%                 04/15/11                 100%


    Interest Payment
       Frequency                                       Subject to              Dates and terms of redemption
      (begin date)          Survivor's Option          Redemption            (including the redemption price)
    ----------------        -----------------         ------------           --------------------------------
        10/15/01                   Yes                   Yes                             100% 04/15/02
     semi-annually                                                                 semi-annually thereafter

                              Discounts and
    Proceeds to UPS            Commissions            Reallowance             Dealer               Other Terms
    ---------------           --------------          -----------             ------               -----------
     $11,419,105.00            $173,895.00               $2.00              ABN AMRO, Inc.